UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

Acrivon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41551	82-5125532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Suite 100
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 207-8979

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACRV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2026, Acrivon Therapeutics, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Acrivon Therapeutics, Inc. Amended and Restated 2022 Equity Incentive Plan (the “Amended and Restated 2022 Plan”), which previously had been approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval. The following paragraphs provide a summary of certain terms of the Amended and Restated 2022 Plan.

The purposes of the Amended and Restated 2022 Plan are to secure and retain the services of employees, non-employee directors and consultants, provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates, and provide such persons with an opportunity to benefit from increases in the value of the Company’s common stock through the granting of equity-based awards.

Under the Amended and Restated 2022 Plan, the Company may grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards.

Subject to the terms and conditions of the Amended and Restated 2022 Plan, the aggregate number of shares of the Company’s common stock that may be issued pursuant to awards granted under the Amended and Restated 2022 Plan is 8,606,723 shares, which includes an increase of 3,000,000 shares approved by the Company’s stockholders at the Annual Meeting. In addition, under the terms of the Amended and Restated 2022 Plan, the share reserve automatically increases on January 1 of each year through 2032 by an amount equal to 5% of the Company’s fully diluted shares (including outstanding pre-funded warrants) outstanding on the immediately preceding December 31, unless the Board determines a lesser increase for a given year.

The foregoing description of the Amended and Restated 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated 2022 Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a quorum of 31,336,993.43 shares of the Company’s common stock, or 73.21% of the outstanding shares of common stock entitled to vote as of the record date of April 23, 2026, were present or represented by proxy.

Three items of business were acted upon by the stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: Election of Michael Tomsicek, M.B.A. and Charles Baum, M.D., Ph.D. as Class I Directors.

Michael Tomsicek, M.B.A. and Charles Baum, M.D., Ph.D. were each elected to serve as a Class I director to hold office until the Company’s 2029 Annual Meeting of Stockholders and until the election and qualification of his successor. Votes were cast as follows:

	For	Withheld	Broker Non-Votes
Michael Tomsicek, M.B.A.	24,020,408	1,229,385	6,087,200
Charles Baum, M.D., Ph.D.	23,657,074	1,592,719	6,087,200

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 by the following vote:

For	Against	Abstain	Broker Non-Votes
31,278,962	53,857	4,174	0

Proposal Three: Approval of the Amendment and Restatement of the Company’s 2022 Equity Incentive Plan.

The stockholders approved the Acrivon Therapeutics, Inc. Amended and Restated 2022 Equity Incentive Plan. Votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
20,546,400	3,757,400	104,757	6,928,436

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amended and Restated 2022 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acrivon Therapeutics, Inc.

Date:	June 17, 2026	By:	/s/ Peter Blume-Jensen, M.D., Ph.D.
Name: Peter Blume-Jensen, M.D., Ph.D. Title: Chief Executive Officer and President